                                                                   EXHIBIT 10.12


                              AMENDED & RESTATED
                              EMPLOYMENT CONTRACT

This Amended and Restated Employment Contract dated June 28, 1999, by and among BSB Bancorp, Inc. (the "Corporation"), a Delaware-chartered bank holding company, its wholly owned subsidiary BSB Bank & Trust Company, as successor to Binghamton Savings Bank (the "Bank"), and Alex S. DePersis (the "Executive") amends and restates the Employment Contract entered into as of November 2, 1990 and subsequently amended on December 29, 1995, December 30, 1996 and December 29, 1997 and such Employment Contract, as amended, shall be of no further force or effect after the date of this Agreement. The Corporation and the Bank are collectively referred to as the "Employers."

                                  WITNESSETH:

          WHEREAS, the Employers desire to retain the services of Executive on the terms and conditions set forth herein and, for purpose of effecting the same, the Boards of Directors of the Employers have approved this Employment Agreement and authorized its execution and delivery on the Employers' behalf to the Executive; and

          WHEREAS, the Executive is presently a duly elected President and Chief Executive Officer of the Employers, and as such, is a key executive officer of the Employers whose dedication, availability, advice and counsel to the Employers are deemed important to the Boards of Directors of the Employers and their stockholders; and

          WHEREAS, the services of the Executive, his experience and knowledge of the affairs of the Employers, and his reputation and contacts in the industry are extremely valuable to the Employers; and

          WHEREAS, the Employers wish to attract and retain the executive and it is in the best interests of the Employers and of the Executive to secure the continued services of the Executive notwithstanding any change in control of the Employers; and

          WHEREAS, the Employers consider the establishment and maintenance of a sound and vital management to be part of their overall corporate strategy and to be essential to protecting and enhancing the best interests of the Employers and their stockholders; and

          WHEREAS, the Executive previously entered into an Employment Contract dated November 2, 1990 and amended December 29, 1995, December 30, 1996 and December 30, 1997; and

          WHEREAS, the Employers wish to provide security in the event of a Change in Control and to reinforce and encourage the continued attention and dedication of Executive to his assigned duties without distraction in circumstance arising from the possibility of a Change in Control, and

          WHEREAS, the parties desire to amend the Employment Contract to provide for a change in the termination process of the Employment Contract; and

          WHEREAS, the parties desire to restate the Employment Contract, as amended;

          NOW, THEREFORE, to assure the Employers of the Executive's dedication, the availability of his advice and counsel to the Boards of Directors of the Employers, and the availability of his management skills to the Employers, and to induce the Executive to remain and continue in the employ of the Employers and for other good and valuable consideration, the receipt and adequacy whereof each party hereby acknowledges, the Employers and the Executive hereby agree to this Amendment and Restatement as follows:

I.   ARTICLE I

     1.   EMPLOYMENT: The Employers agree to, and do hereby, employ Executive
          ----------
and Executive agrees to, and does hereby, accept such employment, for the period beginning as of the date of this Agreement and ending three years thereafter, which period of employment shall be extended or terminated only upon the terms and conditions hereinafter set forth.

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     2.   TERM: The initial term of employment under this Agreement shall be
          ----
for a period of three years from the date of this Agreement, provided that the term of employment under this Agreement shall be extended automatically for one additional year on each annual anniversary date, unless either the Boards of Directors of the Employers or the Executive provides contrary written notice to the other not less than 180 days in advance of any such anniversary date. In the event either the Employers or the Executive provide such written notice, then the term hereof shall not be extended, but the then current term shall continue for the period remaining thereunder. Notwithstanding the foregoing, or the term provided for in Article II hereof, this Agreement shall automatically expire and terminate on the Executive's normal retirement date at age 65 or on the Executive's early retirement under the Special Service Retirement provision of the Bank's pension plan if the Executive elects to take such early retirement. The initial term of employment and all such renewed terms of employment under this Agreement are collectively referred to herein as the "term of this Agreement."

     3.   EXECUTIVE DUTIES: Executive agrees that, during the term of his
          ----------------
employment under this Agreement and in his capacity as President and Chief Executive Officer or any other title(s) or position(s) to which the Executive may be elected during the term of the Employment contract, he will devote his full business time and energy to the business, affairs and interests of the Employers and serve them diligently and to the best of his ability. The duties and responsibilities to be performed by Executive shall be those appropriate to President and Chief Executive Officer of the Employers as in effect currently, and from time to time hereafter specified by the Employers' by-laws or as otherwise specified by the Employers' Boards of Directors.

     4.   COMPENSATION: The Employers agree to pay Executive, and Executive
          ------------
agrees to accept, as compensation for all services rendered by him to the
Employers: (i) salary at the annual rate of $255,000 which shall be payable in weekly installments in conformity with Employers' policy relating to salaried employees; (ii) participation in all performance and discretionary bonus plans of the Employers that are applicable to executive officers of the Employers or either of the Employers; and (iii) participation in the plans listed in paragraph 5. Executive's salary shall be increased from time to time in the sole and absolute discretion of the Employers' Boards of Directors or Committees thereof duly authorized by the Boards to so act; provided, however, that after being so increased, Executive's salary shall not be decreased during any year term of this agreement without the prior written consent of the Executive.

     5.   PARTICIPATION BENEFIT PLANS, REIMBURSEMENT OF BUSINESS EXPENSES:
          ---------------------------------------------------------------

          (i) During the term of employment under this agreement, Executive shall be entitled to participate in any pension, group insurance, hospitalization, travel accident deferred compensation or other benefit, savings, or incentive plans of the Employers presently in effect or hereafter adopted by the Employers and generally available to all employees of executive status, and additionally, Executive shall be entitled to have the use of Employers' facilities and executive benefits as are customarily made available by the Employers to their executive officers.

          (ii) During the term of this Agreement, to the extent that such expenditures meet the requirements of the Internal Revenue Code of 1986, as amended ("Code"), for deductibility by the Employers for federal income tax purposes and are substantiated by the Executive as required by the Internal Revenue Service ("IRS") and policies of the Employers, the Employers shall reimburse the Executive promptly for all expenditures (including travel, entertainment and business meetings) made in accordance with rules and policies established from time to time by the Boards of Directors of the Employers in pursuance and furtherance of the Employers' business and goodwill.

     6.   ILLNESS: In the event Executive is unable to perform his duties under
          -------
this Agreement on a full-time basis for a period of six consecutive months by reason of illness or other physical or mental disability, and at or before the end of such period he does not return to work on a full-time basis, the Employers may terminate this Agreement without further or additional compensation payment being due the Executive from the Employers pursuant to this Agreement, except as such compensation may accrue to the Executive under the Bank's Disability Pay Policy for work-related or non-work related total disability, and except for benefits accrued through the date of such termination under employee benefit plans of the Employers. These benefits shall include Disability Retirement, Group Life Insurance and other insurance or other benefits then regularly provided by the Employers to disabled employees, as well as any other insurance benefits so provided.

     7.   DEATH: In the event of Executive's death during the term of this
          -----
Agreement, his estate, legal representatives or named beneficiaries (as directed by Executive in writing) shall receive such payments as provided for under the terms of the Bank's Pension Plan, Group Life Insurance, Travel Accident Plan and other plans in effect, together with any entitlement under the Bank Vacation Policy in effect at time of death.

     8.   TERMINATION BY EMPLOYERS: Notwithstanding the provisions of paragraph
          ------------------------
2 of this ARTICLE I, the Board of Directors of the Employers may, in its sole discretion, terminate the Executive's employment under this Agreement at any time in any lawful manner by not less than 30 days written notice to the Executive and in such event, unless the Employers terminate the Executive's employment for Cause in accordance with paragraph 9 of Article I of this Agreement, the Executive shall be (i) paid, during the months following such

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termination at such times as payment was theretofore made, the salary that the
Executive would have been entitled to receive during the remaining term of this Agreement had such termination not occurred; (ii) paid in cash, at the time other participants receive a cash payment for that year, an amount equal to that paid others under the provisions of any stock or other performance incentive plan, cash bonus plan or such cash award programs as may be in effect at the time of termination in accordance with the terms of those plans. Such payments and benefits described in (i) and (ii) shall automatically cease at the earlier of the end of the term of this Agreement or in the event that the Executive shall become employed, directly or indirectly, by a financial institution or holding company located within a 75 mile radius of the Bank's home office, whichever shall occur first. For the purposes of this paragraph 8, the term "financial institution" shall mean any state or federally chartered bank, savings and loan association, credit union, trust company or other entity directly competing with the Employers, or either of them, in the offering of financial services. Notwithstanding the provisions of paragraph 2 above or this paragraph 8, no termination of this Agreement shall be made pursuant to paragraph 2 above or this paragraph 8 other than upon retirement as specified in paragraph 2, (a) following a "Change of Control" of the Employers as defined in paragraph 10 of Article II of this Agreement, or (b) during any period of time when the Employers have knowledge that any person(s), concern or entity has taken steps reasonably calculated to effect a Change in Control of the Employers until, in the reasonable, good faith opinion of their Boards of Directors, the person(s), concern or entity has abandoned or terminated his or its efforts to effect a Change in Control. Any good faith determination by the Employers' Boards of Directors that the person(s), concern or entity has abandoned or terminated his or its efforts to effect a Change in Control shall be conclusive and binding on the Executive. Such determination shall be promptly communicated to the Executive in writing by the Employers' Secretary.

     9.   RESIGNATION - OTHER TERMINATION:
          -------------------------------

          (i) Notwithstanding the provisions of paragraph 2 of this Article I, the Boards of Directors of the Employers may, in their sole discretion, terminate the Executive's employment for Cause. For the purposes of this Agreement, the Employers shall have "Cause" to terminate the Executive's employment hereunder because of the Executive's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, willful failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order issued by the Federal Deposit Insurance Corporation ("FDIC"), or material breach of any provision of this Agreement. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Employers; provided that any act or omission to act on the Executive's behalf in reliance upon an opinion of counsel reasonably satisfactory to the Employers shall not be deemed to be "willful". Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a certification by a majority of the non-officer members of the Boards of Directors of the Employers finding that, in the good faith opinion of such majority, the Executive was guilty of conduct which is deemed to be of Cause within the meaning of the first sentence of this paragraph and specifying the particulars thereof in detail, after providing reasonable notice to the Executive and after an opportunity for him, together with his counsel, to be heard before such majority.

          (ii) In the event that Executive resigns from or otherwise voluntarily terminates his employment by the Employers at any time, or if the Employers terminate the Executive's employment for Cause in accordance with paragraph 9(i) of ARTICLE I of this Agreement, this Agreement shall terminate upon the date of such resignation or other termination of employment, and thereupon the Employers shall have no obligation to make any further payments under this Agreement, provided that the Executive shall be entitled to receive any benefits, insured or otherwise, that he would otherwise be eligible to receive under any benefit plans of the Employers.

                                  ARTICLE II

     10.  CHANGE OF CONTROL: The provisions of ARTICLE II of this Agreement
          -----------------
shall become operative only when and if there has been a "Change of Control" of the Employers. A Change of Control of the Employers shall mean a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or such item thereof which may hereafter pertain to the same subject; provided that, and notwithstanding the foregoing, a Change of Control shall be deemed to have occurred if (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange
Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Employer representing 25% or more of the combined voting power of the Corporation's then outstanding securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Boards of Directors of the Employers cease for any reason to constitute at least a majority thereof unless the election of each Director, who was not a Director at the beginning

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of the period, was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period, (iii) the Corporation shall cease to be a publicly owned corporation, or (iv) any merger or consolidation of the Corporation with or into another entity shall occur as a result of which the stockholders of the Corporation do not retain or acquire 75% or more of the capital stock of the resulting entity.

     11.  TERMINATION: If a Change of Control of the Employers shall have
          -----------
occurred, this Agreement shall continue in full force and effect unless and until either terminated in accordance with the provisions of this ARTICLE II, or not extended in accordance with the provisions of paragraph 2 of Article I. If, after such a Change of Control shall have occurred, the Executive's employment is terminated, other than upon retirement as specified in paragraph 2 of Article I, then the Executive shall be entitled to receive the payments specified in this ARTICLE II in lieu of any payments specified in ARTICLE I of this Agreement to be paid upon termination, provided that the benefits payable under this
Article II are larger than the benefits payable under Article I, unless such termination is for Cause in which case the provisions of paragraph ll.(i) apply, provided further, that if such termination is by reason of the disability or death of the Executive, the provisions of paragraphs 5 or 6 of ARTICLE I shall govern such termination, as applicable.

          (i) The Employers may terminate the Executive's employment for Cause in accordance with paragraph 9 of ARTICLE I of this Agreement.

          (ii) The Executive may terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                (a) The assignment of duties to the Executive by the Employers which (i) are materially different from the Executive's duties during the fiscal year immediately prior to the Change of Control and which are not appropriate for an officer of the Employers serving in the position(s) held by the Executive immediately prior to the Change in Control, or (ii) result in the Executive having significant less authority and/or responsibility than he had as an officer of the Employers serving in the position(s) held by the Executive during the fiscal year immediately prior to the Change of Control, or (iii) require Executive to engage in an excessive amount of travel or to move from Binghamton, New York, without his express written consent;

                (b) The removal of the Executive from or any failure to re-elect him to the aforesaid positions(s), except in connection with a termination of his employment by the Employers for Cause or by reason of the Executive's disability;

                (c) A reduction by the Employers of the Executive's base salary as in effect on the date of the Change of Control or as the same may be increased from time to time thereafter;

                (d) A failure by the Corporation to continue the 1996 Long-Term Incentive and Capital Accumulation Plan or any successor stock option plan or a failure by the Employers to continue the Executive as a participant in such Plan or any successor stock option plan on a basis comparable to the basis on which he participated in such plan for the last full fiscal year prior to the Change of Control or a termination or reduction of Executive's ability to participate in any of the plans referred to in paragraph 5 hereof;

                (e) The failure of the Employers to provide the Executive with substantially the same fringe benefits (including paid vacations) that were provided to him immediately prior to the Change of Control, or with a package of fringe benefits that, though one or more of such benefits may vary from those in effect immediately prior to such Change of Control, is substantially comparable in all material respects to such fringe benefits taken as a whole; or

                (f) The failure of the Employers to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in paragraph 14(iii) hereof.

          (iii) Notwithstanding the provisions of paragraphs 11(i) and 11(ii) above, following a Change of Control the Employers may terminate the Executive's employment without Cause at any time in any otherwise lawful manner, subject to the Employers' providing to the Executive the payments and benefits specified in paragraph 12(ii).

          (iv) The Executive may terminate his employment at any time after a Change of Control, but if such termination is not for Good Reason, or Good Reason is alleged but ultimately determined pursuant to paragraph 11(vi) not to be justifiable, then upon and after such termination date Executive shall be entitled to the payments and benefits from the Employers specified in paragraph 12(iii).

          (v) Termination either by the Employers pursuant to paragraph 11(i) or 11(iii) above, or by the Executive pursuant to paragraph 11(ii) or 11(iv) above, shall be communicated by written Notice of Termination to the other party hereto. For purposes of ARTICLE II of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provisions in this Agreement relied upon and, except for a termination pursuant to paragraph 11(iii) or 11(iv) above, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

          (vi) "Date of Termination" shall mean the date specified in the Notice of Termination, which shall be not less than 30 nor more than 90 days after such Notice of Termination is given; provided, that if within 30 days

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after any Notice of Termination is given pursuant to paragraph 11(i) or 11(ii)
above, the party receiving such Notice of Termination notified the other party that a dispute exists concerning the termination, then pending the resolution of any such dispute the Employers shall continue to pay the Executive the same base salary as and when due and payable, and provide him the same or substantially comparable fringe benefits that he was paid and provided immediately prior to the delivery of the Notice of Termination. If a termination by the Employers pursuant to paragraph 11(i) above is challenged by the Executive and the termination is ultimately determined to be justified, or a termination by the Executive pursuant to paragraph 11(ii) above is challenged by the Employers and the termination is ultimately determined not to be justified, then all sums paid by the Employers to the Executive pursuant to this paragraph 11(vi), plus the cost to the Employers of providing the Executive such fringe benefits from the date of such termination to the date of the resolution of such dispute, shall be promptly repaid by the Executive to the Employers with interest at the prime rate charged by the Savings Bank to its most substantial customers for unsecured lines of credit; provided, however, that nothing herein shall be deemed to relieve the Employers of their obligation to make payments to the Executive pursuant to paragraph 12(iii) in the event that a termination by the Executive pursuant to paragraph 11(ii) above is challenged by the Employers and the termination is ultimately determined not to be justified. Should it ultimately be determined that a termination by the Employers pursuant to paragraph 11(i) above was not justified, or that a termination by the Executive pursuant to paragraph 11(ii) above was justified, then the Executive shall be entitled to retain all sums paid to him pending the resolution of such dispute and he shall be entitled to receive in addition the payments and other benefits provided for in paragraph 12(ii), and the Date of Termination shall be the date on which the dispute is finally settled, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

     12.  TERMINATION PROVISIONS: (i) If the Executive's employment shall be
          ----------------------
terminated for Cause pursuant to paragraph 9 of ARTICLE I of this Agreement, and if such termination is challenged by the Executive and the challenge is resolved in favor of the Employers, the Employers shall be obligated to the Executive according to ARTICLE I only, and the Employers shall have no further obligation to Executive under this ARTICLE II.

          (ii) If within two years after a Change of Control of the Employers,
(1)the Employers shall terminate the Executive's employment other than in accordance with the provisions of paragraph 9 of Article I or paragraph 11(i) hereof, or (2) the Executive shall terminate his employment pursuant to paragraph 11(ii) hereof at any time during the period beginning with a Change of Control and ending two years after the Change of Control, then:

               (a) On or before the Executive's last day of employment with the Employers, the Employers shall pay to the Executive as compensation for services rendered to the Employers a lump sum cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to 2.99 times the highest annual cash compensation paid to the Executive by the Employers for any of the three calendar years ending with the year of the Executive's termination, provided that, at the option of the Executive, the cash amount required to be paid hereby shall be paid by the Employers in equal monthly installments over the 30 months succeeding the Date of Termination, payable on the first day of each such month. For purposes of this paragraph 12(ii) (a), highest annual cash compensation shall consist of only Executive's base salary and any performance incentive plan award or other cash bonus paid or accrued, provided that, if no performance incentive plan award or other cash bonus has been granted since the Change of Control, then, for the purposes of calculating the payments required by this paragraph 12(ii), it shall be assumed that the Executive earned a performance incentive plan award or other cash bonus in each of the three calendar years ending with the year of the Executive's termination equal to the average of the performance incentive plan awards or other cash bonus earned for each of the three fiscal years preceding the Change of Control.

               (b) Any awards previously granted to the Executive under any performance incentive or other cash bonus plan, actual payment of which was deferred, shall immediately vest and be paid to the Executive within five days of the Date of Termination, and the amount of such deferred payment will not be calculated as a setoff to, or as an amount to be included in, the cash payment due the Executive pursuant to paragraph 12(ii)(a). Concurrently therewith, the Employers also shall distribute to the Executive all uninvested cash in Executive's account which is attributable to prior performance incentive plan or other cash bonus awards. There also shall be paid to the Executive in cash, at the time other participants received a cash payment for that year, an amount equal to a performance incentive plan award for the year during which such termination occurred prorated from the first of the year through the Date of Termination.

               (c) In addition to the benefits to which the Executive is entitled under the retirement plans or programs of the Employers in effect as of the date first above written or any successor plans or programs in effect on the Date of Termination of the Executive's employment, the Employers shall pay the Executive at the Executive's normal retirement age, or early retirement age should the Executive so elect, as defined in the aforementioned retirement plans or programs or any successor plans or programs in effect on the Date of Termination, a cash amount equal to the actuarial equivalent of the retirement pension to which the Executive would have been entitled under the terms of such retirement plans or programs, without regard to "vesting" thereunder, had the Executive accumulated the

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lesser of two additional years of continuous service or the remaining number of additional years of service Executive would have accumulated if he retired at the age of 65 (after any termination pursuant to this Agreement) at the Executive's base salary rate in effect on the Date of Termination under such retirement plans or programs reduced by the single sum actuarial equivalent of any amounts to which the Executive is entitled pursuant to the provisions of said retirement plans and programs. For purposes of this paragraph 12(ii)(c), "actuarial equivalent" shall be determined using the same methods and assumptions utilized under the Employers' retirement plans and programs immediately prior to the Change of Control. At the election of the Executive, the Employers' obligations under this paragraph 12(ii)(c) shall be satisfied by a lump sum payment of cash or by the purchase of an annuity contract from a life insurance company designated by the Executive and reasonably acceptable to the Employers, which contract shall be owned by and payable to the Executive and shall provide for payments comparable to payments which the Executive would receive pursuant to the aforementioned retirement plans or programs. If applicable, the annuity contract shall be purchased and delivered to the Executive within 30 days following termination.

          (d) The Employers shall maintain in full force and effect, for the continued benefit of the Executive for a two year period after the Date of Termination, all employee welfare plans and programs or arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination, provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Employers shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans and programs.

               (iii) In the event that the Executive terminates his employment at any time after a Change of Control for other than Good Reason, or Good Reason is alleged but ultimately determined pursuant to paragraph 11(vi) hereof to not be justifiable, then

          (a) On or before the Executive's last day of employment with the Employers, the Employers shall pay to the Executive as compensation for services rendered to the Employers a cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to the highest annual cash compensation paid to the Executive by the Employers for any of the three calendar years ending with the year of the Executive's termination, provided that, at the option of the Executive, the cash amount required to be paid hereby shall be paid in equal monthly installments over the 12 months succeeding the Date of Termination, payable on the first day of each such month. For purposes of this paragraph 12(iii), highest annual cash compensation shall include only base salary and performance incentive plan awards or other cash bonus paid or accrued, provided that, if no performance incentive plan award or other cash bonus has been granted since the Change of Control, then, for purposes of calculating the payments required by this paragraph 12(iii), it shall be assumed that the Executive earned a performance incentive plan award or other cash bonus in each of the three calendar years ending with the year of the Executive's termination equal to the average of the performance incentive plan awards or other cash bonus earned for each of the two fiscal years preceding the Change of Control.

          (b) Any awards previously granted to the Executive under any performance incentive or other cash bonus plan, actual payment of which was deferred, shall immediately vest in and be paid to the Executive within five days of the Date of Termination, and the amount of such deferred payment will not be calculated as a setoff to, or as an amount to be included in, the cash payment due the Executive pursuant to paragraph 12(iii)(a). Concurrently therewith, the Employers also shall distribute to the Executive all uninvested cash in Executive's account which is attributable to prior performance incentive plan or other cash bonus awards. There also shall be paid to the Executive in cash, at the time other participants receive a cash payment for that year, an amount equal to a performance incentive plan award or other cash bonus for the year during which such termination occurred prorated from the first of the year through the Date of Termination.

          (c) In addition to the benefits to which the Executive is entitled under the retirement plans or programs of the Employers in effect as of the date first above written or any successor plans or programs in effect on the Date of Termination of the Executive's employment, the Employers shall pay the Executive at the Executive's normal retirement age, or early retirement age should the Executive so elect, as defined in the aforementioned retirement plans or programs or any successor plans or programs in effect on the Date of Termination, a cash amount equal to the actuarial equivalent of the retirement pension to which the Executive would have been entitled under the terms of such retirement plans or programs, without regard to "vesting" thereunder, had the Executive accumulated one (1) additional year of continuous service (after any termination pursuant to this Agreement) at the Executive's base salary rate in effect on the Date of Termination under such retirement plans or programs reduced by the single sum actuarial equivalent of any amounts to which the Executive is entitled pursuant to the provisions of said retirement plans and programs. For purposes of this paragraph 12(iii)(c), "actuarial equivalent" shall be determined using the same methods and assumptions utilized under the Employers' retirement plans and programs immediately prior to the Change of Control. At the Executive's option, the Employers' obligations under this paragraph 12(iii)(b) shall be satisfied by a lump sum payment of cash or by the purchase of an annuity contract from a life insurance company designated by the Executive and reasonably acceptable to the Employers, which contract shall be owned by and payable to the Executive and shall provide for payments comparable to payments which the Executive would receive pursuant to the aforementioned retirement plans or programs. If applicable, the annuity contract shall be purchased and delivered to the Executive within 30 days following termination.

          (d) The Employers shall maintain in full force and effect for the continued benefit of the Executive, for a two year period after the Date of Termination, all employee welfare plans and programs or arrangements in which the Executive was entitled to immediately prior to the Date of Termination provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Employers shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans and programs.

     13.  STOCK OPTIONS AND STOCK GRANTS: Upon a Change of Control, all stock
          ------------------------------
options granted to the Executive under the Employers' Long-Term Incentive and Capital Accumulation Plan, or any successor thereto, shall become immediately exercisable with respect to all or any portion of the shares covered thereby, regardless whether such options are otherwise exercisable, and all service period restrictions on stock grants awarded to the Executive under the same program or any successor thereto shall lapse so as to permit the transfer of all stock subject to such grants.

     14.  Section 280G Gross-Up Payment.
          -----------------------------

               (i) Anything in this Agreement to the contrary notwithstanding and except as set forth below in this Section 14(i), in the event it shall be determined that any payment or distribution by the Employers, or any other member of the affiliated group (as determined for purposes of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code") of which any Employer is a member, to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 14) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 14(i), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Executive, after taking into account the Payments and the Gross-Up Payment, would not receive a net after-tax benefit of at least $10,000 (taking into account both income taxes and any Excise Tax) as compared to the net after-tax proceeds to the Executive resulting from an elimination of the Gross-Up Payment and a reduction of the Payments, in the aggregate, to an amount (the "Reduced Amount") such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

               (ii) Subject to the provisions of Section 14(ii), all determinations required to be made under this Section 14, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by PriceWaterhouseCoopers LLP such other certified public accounting firm reasonably acceptable to the Employers as may be designated in writing by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Employers and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Employers. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm reasonably acceptable to the Employers to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Employers. Any Gross-Up Payment, as determined pursuant to this Section 14, shall be paid by the Employers to the Executive within five business days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Employers and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that the initial Gross-Up Payments made by the Employers will be inadequate and that additional Gross-Up Payments by the Employers should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Employers exhaust their remedies pursuant to Section 14(iii) and the Executive thereafter are required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Employers to or for the benefit of the Executive.

               (iii) The Executive shall notify the Employers in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Employers of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive receives written notice of such claim and shall apprise the Employers of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of 30 days following the date on which the Executive gives such notice to the Employers (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Employers notify the Executive in writing prior to the expiration of such period that they desire to contest such claim, the Executive shall:

          (a) give the Employers any information reasonably requested by the Employers relating to such claim,

          (b) take such action in connection with contesting such claim as the Employers shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Employers and reasonably acceptable to the Executive,

          (c) cooperate with the Employers in good faith in order effectively to contest such claim, and

          (d) permit the Employers to participate in any proceedings relating to such claim; provided, however, that the Employers shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 14(iii), the Employers shall control all proceedings taken in connection with such contest and, at their sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at their sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Employers shall determine; provided, however, that if the Employers direct the Executive to pay such claim and sue for a refund, the Employers shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Employers' control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

               (iv) If, after the receipt by the Executive of an amount advanced by the Employers pursuant to Section 14(iii), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Employers' continued compliance with the requirements of this Section 14) promptly pay to the Employers the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Employers pursuant to Section 14(iii), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Employers do not notify the Executive in writing of their intent to contest such denial of refund prior to the expiration of 30 days after such determination (or if any such contest shall be finally determined in a manner adverse to such refund being allowed), then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

     15.  LITIGATION - OBLIGATIONS - SUCCESSORS:  (i) Notwithstanding the
          -------------------------------------
requirements of paragraph 21 of Article III hereof, if litigation shall be brought to challenge, enforce or interpret any provision contained in this
ARTICLE II, the Employers hereby agree to indemnify the Executive for his reasonable attorney's fees and disbursements incurred in such litigation, and hereby agree to pay post-judgment interest on any money judgment obtained by the Executive calculated at the rate charged from time to time by the Bank to its most substantial customers for unsecured lines of credit from the date that payment(s) to him should have been made under the judgment to date of payment.

               (ii) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise.

               (iii) The Employers will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employers, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in its entirety. Failure of the Employers to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Employers in the same amount and on the same terms as he would be entitled under this ARTICLE II if he had terminated his employment for Good Reason pursuant to subparagraph 11(ii) above, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this ARTICLE II, "Employers" shall mean the Employers as hereinbefore defined and any successors to their respective businesses and/or assets as aforesaid which execute and deliver the Agreement provided for in this paragraph 15(iii) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                                  ARTICLE III

     16.  NOTICES: For purposes of this Agreement, notices and all other
          -------
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:

                 Mr. Alex S. DePersis
                 1713 Campus Drive
                 Vestal, New York 13850

          If to the Employers:

                 BSB Bancorp, Inc.
                 58-68 Exchange Street
                 Binghamton, New York 13902

or at such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     17.  ENTIRE AGREEMENT-MODIFICATION-WAIVERS-APPLICABLE LAW:
          -----------------------------------------------------

          (i) This Agreement contains the entire agreement of the parties hereto relating to the subject matter hereof and supersedes in its entirety any and all prior agreements, contracts, understandings or representations relating to the employment relationship created hereunder.

          (ii) Executive hereby waives the provisions of any prior employment agreement, contract or understanding relating to Executive's employment by the Bank and/or the Corporation, and specifically that Agreement dated February 18, 1986, between the Savings Bank and Executive.

          (iv) No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Executive and on behalf of the Employers by such officers as may be specifically designated by the Boards of Directors of the Employers. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          (v) No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York.

     18.  INVALIDITY-ENFORCEABILITY: The invalidity or unenforceability of any
          -------------------------
provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     19.  SUCCESSOR RIGHTS: This Agreement shall inure to the benefit of and be
          ----------------
enforceable-by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. if Executive should die while any amounts would still be payable to him under either ARTICLE I or ARTICLE II of this Agreement, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is no such designee, to his estate.

     20.  HEADINGS: Descriptive headings contained in this Agreement are for
          --------
convenience only and shall not control or affect the meaning or construction of any provision hereof.

     21.  ARBITRATION: Any dispute, controversy or claim arising under or in
          -----------
connection with this Agreement shall be settled exclusively by arbitration, conducted in Binghamton, New York before a panel of three arbitrators in accordance with the rules then in effect of the American Arbitration Association. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Unless otherwise provided in the rules of the American Arbitration Association, the arbitrators shall, in their award, allocate between the parties the costs of arbitration, which shall include reasonable attorneys' fees and expenses of the parties, as well as the arbitrators' fees and expenses, in such proportions as the arbitrators deem just.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                        /s/ Alex S. DePersis
                                        --------------------
                                        Alex S. DePersis


                                        BSB BANCORP INC.


                                        By: /s/ Larry G. Denniston
                                            ----------------------
                                        Title:  Senior Vice President &
                                                Corporate Secretary


                                        BSB BANK & TRUST COMPANY


                                        By: /s/ Larry G. Denniston
                                            ----------------------
                                        Title:  Senior Vice President &
                                                Corporate Secretary